UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 13, 2006

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
     N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
ITEM 8.01 Other Events.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1: Press Release dated December 14, 2006
EX-99.2: Press Release dated December 15, 2006
EX-99.3: Press Release dated December 18, 2006

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 13, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of OSI Pharmaceuticals, Inc. (“OSI”) approved the 2007 annual base salaries and 2006 cash bonuses for OSI’s principal executive officer, principal accounting officer and other named executive officers (as that term is defined in Item 402 of Regulation S-K) as set forth in OSI’s proxy statement dated May 5, 2006 (the “2006 Proxy”). The following table sets forth the annual base salary levels of such officers for 2007 and the 2006 cash bonuses for each such officer:

Name and Position	2007 Base Salary	2006 Bonus
Colin Goddard, Ph.D. Chief Executive Officer (1)	$600,000	—

Michael G. Atieh Executive Vice President and Chief Financial Officer	$425,000	$205,000

Gabriel Leung Executive Vice President and President, (OSI) Oncology	$420,000	$204,000

Anker Lundemose, M.D., Ph.D., D.Sc. Executive Vice President and President, (OSI) Prosidion, Chief Executive Officer of Prosidion	$402,250	$196,220

Robert L. Simon Executive Vice President, Core Development and Manufacturing	$361,000	$139,000

(1)	Given the market performance of Macugen® (pegaptanib sodium injection), and the resulting decision of OSI to exit the eye disease business it acquired through its acquisition of Eyetech Pharmaceuticals, Inc. in November 2005, the Committee concurred with Dr. Goddard’s recommendation that he not receive a 2006 bonus or merit increase to his base salary.
Bonuses
     The 2006 bonus awards were computed in accordance with the Committee’s policy of awarding annual bonuses for executive officers, as disclosed in the 2006 Proxy, and are consistent with past practice. For purposes of compensation decisions for 2006, the Committee measured the Company’s performance and that of each executive officer in fiscal year 2006 against goals established by the chief executive officer and ratified by the Committee under the Company’s annual business plan prior to the start of the fiscal year. The Company’s bonus plan awards executives for performance as individuals against personal goals and for achievement of company goals. Bonus awards for executives are discretionary but generally follow guidelines that recognize both corporate and personal goal attainment. In general, where an individual or corporate bonus is awarded, the award ranges between 80% and 150% of the individual’s target. For 2006, the Company performance component was set at 100%.

     The bonus targets for the named executive officers are either set in accordance with their employment agreements or are based upon their respective grade levels. The 2007 bonus targets (which represents a percentage of base salary) for the executive officers are as follows:

Name	Target
Colin Goddard, Ph.D.	*
Michael G. Atieh	50%
Gabriel Leung	50%
Paul G. Chaney	50%
Anker Lundemose, M.D., Ph.D., D.Sc.	50%
Robert L. Simon	40%

*	No specific target. Determined by the Committee in its discretion.
     Retirement of Sir Mark Richmond, Ph.D.
     As previous disclosed in OSI’s definitive proxy statement for its 2006 annual meeting, Sir Mark Richmond, Ph.D. will be retiring from OSI’s board of directors effective January 1, 2007. In connection with his retirement, the Committee determined to accelerate Dr. Richmond’s unvested stock options and restricted stock effective January 1, 2007, and to extend the exercise period for certain of his vested options through their termination date.
ITEM 8.01 Other Events.
     On December 14, 2006, OSI announced that its diabetes and obesity subsidiary, Prosidion Limited, had granted Bristol-Myers Squibb Company a worldwide non-exclusive license under its dipeptidyl peptidase IV, or DPIV, patent portfolio for the development and commercialization of DPIV inhibitors for the treatment of type 2 diabetes and related indications. A copy of OSI’s press release, dated December 14, 2006, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On December 15, 2006, OSI announced that the European Committee for Medicinal Products for Human Use had issued a positive opinion recommending approval of once-daily Tarceva® (erlotinib) in combination with gemcitabine as first-line therapy for metastatic pancreatic cancer. A copy of OSI’s press release, dated December 15, 2006, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     On December 18, 2006, OSI announced that Pablo J. Cagnoni, M.D. had been promoted to Vice President and Chief Medical Officer of OSI. A copy of OSI’s press release, dated December 18, 2006, is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 14, 2006
99.2	Press release, dated December 15, 2006
99.3	Press release, dated December 18, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated December 14, 2006
99.2	Press release, dated December 15, 2006
99.3	Press release, dated December 18, 2006